Consolidated Report to                                        Exhibit 99.2
the Financial Community


---------------------------------------------------------------------------

                                             ------------------------------------------------------------------------
Fourth Quarter 2003 Highlights               |   After Tax EPS Variance Analysis                            4th Qtr. |
(Released February 19, 2004)                 |   -------------------------------                            -------- |
                                             |   4th Quarter 2002 Basic EPS - GAAP Basis (Restated)         $ (0.20) |
o    Non-GAAP  earnings for the fourth       |     Discontinued Operations - 2002                              0.29  |
     quarter,    before   discontinued       |     Lake Plant Depreciation Adjustment - 2002                   0.12  |
     operations  and unusual  charges,       |     Unusual Charges - 2002 (See Page 6)                         0.25  |
     were $0.30 per  share.  Excluding       |                                                              -------  |
     costs    associated    with   the       |   4th Quarter 2002 Basic EPS - Non-GAAP Basis                $  0.46  |
     Davis-Besse    extended   outage,       |     Davis-Bese Incremental Expenses - 2002                      0.19  |
     normalized non-GAAP earnings were       |                                                              -------  |
     $0.42 per  share,  compared  with       |   4th Quarter 2002 Normalized Earnings - Non-GAAP            $  0.65  |
     restated   fourth   quarter  2002       |     Common Stock Dilution                                      (0.07) |
     normalized  non-GAAP  earnings of       |     JCP&L Rate Reduction                                       (0.10) |
     $0.65 per  share.  GAAP  earnings       |     Electric Gross Margin (Excl. Davis-Besse)                  (0.05) |
     for the  fourth  quarter  of 2003       |     Generation Operating Expenses                              (0.05) |
     were  $0.33  per  share  compared       |     Energy Delivery                                            (0.06) |
     with the  restated  GAAP  loss of       |     Pension and OPEB                                           (0.09) |
     $0.20   per  share  in  the  same       |     Employee Benefits                                           0.05  |
     quarter of 2002.  Fourth  quarter       |     Incentive Compensation Adjustment - 2003                    0.09  |
     2002  results  were  restated  to       |     Financing Costs                                             0.03  |
     reflect   the   changes   in  the       |     Other                                                       0.02  |
     amortization of transition  costs       |                                                              -------  |
     and above-market  lease costs for       |   4th Quarter 2003 Normalized Earnings - Non-GAAP            $  0.42  |
     the Ohio distribution  companies,       |     Davis-Besse Incremental Expenses - 2003                    (0.12) |
     a  reclassification   of  certain       |                                                              -------  |
     international    operations    as       |   Subtotal - Non-GAAP                                        $  0.30  |
     discontinued   operations,    and       |     Discontinued Operations - 2003                             (0.11) |
     other year-end audit adjustments.       |     Unusual Items - 2003 (See Page 6)                           0.14  |
                                             |                                                              -------  |
                                             |   4th Quarter 2003 Basic EPS - GAAP Basis                    $  0.33  |
                                             |                                                              -------  |
                                             |                                                                       |
                                              -----------------------------------------------------------------------


4Q 2003 Results Compared With 4Q 2002
-------------------------------------

o Electric distribution deliveries decreased 2%. Residential deliveries decreased 5% reflecting milder weather, while a 1% decrease in commercial deliveries was offset by a 1% increase in industrial deliveries. Heating degree-days during the quarter were 6% below normal and 13% lower then same period last year. Total electric generation sales decreased 7% due to a 13 % reduction in wholesale sales and a 5% decline in retail generation sales. The retail sales decline was attributable to increased customer shopping levels.

o Electric gross margin decreased $26 million after adjusting for changes in regulatory deferrals, JCP&L's rate reduction, and Davis-Besse replacement power costs. The reduction in electric gross margin resulted from lower wholesale generation sales and electric distribution deliveries.

o Generation operating expenses, excluding incremental expenses associated with the Davis-Besse outage, increased $30 million. Fossil operating expenses increased $24 million due to planned maintenance outages at the Mansfield 3, Bay Shore 4, and Eastlake 5 coal plants. Nuclear operating expenses increased $6 million due to the refueling outage at Beaver Valley Unit 2.

o Energy delivery expenses increased $35 million as a result of accelerated reliability improvement spending, increased tree trimming activities, and storm-related restoration expenses.

o Pension and other post-employment benefit costs increased approximately $50 million, continuing to reflect reduced plan asset values as of the beginning of 2003, reduced return assumptions on trust assets, and lower discount rates used to value projected obligations compared to assumptions used in 2002.

o Employee benefit costs decreased by approximately $26 million reflecting a greater cost sharing with employees for benefit costs as well as fewer employees.

o A&G expenses were reduced by $51 million in the fourth quarter because short-term incentive compensation payment triggers were not met in 2003.

     o Net interest charges decreased $12 million as a result of our ongoing debt reduction program and refinancing activities. Financing activities during the quarter included $15 million in mandatory long-term debt redemptions, $300 million in optional debt redemptions, $335 million of refinancing and repricing transactions, and $150 million in new debt issuance. These activities and other financing transactions are expected to produce annualized financing cost savings of $49 million. Increased shares outstanding from the issuance of common stock in the third quarter diluted normalized non-GAAP earnings by $0.07 per share.

o In the fourth quarter of 2003, we recorded as discontinued operations, an after-tax non-cash charge of $36 million to recognize the divestiture of our international generating assets in Bolivia and a loss on the sale of a mechanical contracting company. We also recorded $0.14 per share of unusual items to reflect the gain from the NRG Energy settlement claim, partially offset by asset impairments, an environmental liability, and an additional disallowance from the JCP&L rate case decision.

4Q 2003 Earnings Impact Associated with Davis-Besse
---------------------------------------------------

o Incremental expenses associated with the extended outage at Davis-Besse during the quarter totaled $65 million, or $0.12 per share ($48 million of replacement power costs and $17 million of O&M expenses). For the year, incremental expenses totaled $288 million, or $0.56 per share ($196 million of replacement power costs and $92 million of O&M expenses).

2004 Earnings Guidance
----------------------

o Earnings guidance for 2004 remains at $2.70 to $2.85 per share, excluding incremental expenses associated with the Davis-Besse restart effort and unusual charges. Our estimate for the quarterly pattern of our 2004 earnings guidance follows:
       - 20% in the 1st Quarter     - 35% in the 3rd Quarter
       - 25% in the 2nd Quarter     - 20% in the 4th Quarter


For additional information, please contact:

Kurt E. Turosky               Terrance G. Howson                 Thomas C. Navin
Director, Investor Relations  Vice President, Investor Relations  Treasurer
(330) 384-5500                (973) 401-8519                     (330) 384-5889

         FIRSTENERGY CORP.                                           Three Months Ended                 Twelve Months Ended
         CONSOLIDATED INCOME                                            December 31,                        December 31,
                                                         -----------------------------------    ------------------------------------
         STATEMENTS (thousands):                             2003         2002       Change         2003          2002      Change
         ---------------------------------------------   -----------  -----------  ---------    -----------  -----------  ----------
      (1)REVENUES:
      (2)  Electric Sales                                $ 2,263,079  $ 2,426,203  $(163,124)   $10,266,899  $ 9,697,484  $ 569,415
      (3)  Natural Gas                                       137,550      147,534     (9,984)       624,315      613,256     11,059
      (4)  FE Facilities                                      84,626       86,686     (2,060)       327,095      383,043    (55,948)
      (5)  MYR                                               105,506      114,688     (9,182)       438,710      521,195    (82,485)
      (6)  International                                       3,651       15,872    (12,221)        25,482      293,857   (268,375)
      (7)  Other                                             204,380      184,988     19,392        624,546      538,513     86,033
                                                         -----------  -----------  ---------    -----------  -----------  ---------
      (8)     Total revenues                               2,798,792    2,975,971   (177,179)    12,307,047   12,047,348    259,699
                                                         -----------  -----------  ---------    -----------  -----------  ---------
      (9)
     (10)EXPENSES:
     (11)  Fuel                                              212,308      180,803     31,505        757,952      749,874      8,078
     (12)  Purchased Power                                   712,615      792,318    (79,703)     3,809,907    2,920,970    888,937
     (13)  Purchased Gas                                     133,211      142,333     (9,122)       586,799      587,860     (1,061)
     (14)  Other operating expenses                          750,981      805,518    (54,537)     2,852,221    2,704,988    147,233
     (15)  FE Facilities                                      84,215       86,592     (2,377)       319,721      373,752    (54,031)
     (16)  MYR                                               113,962      113,630        332        444,087      511,988    (67,901)
     (17)  International                                      11,151       42,958    (31,807)        30,099      164,528   (134,429)
     (18)  Mark-to-Market Adjustment                           4,997       (9,988)    14,985         (2,553)     (29,669)    27,116
     (19)  Provision for depreciation and amortization       319,547      383,774    (64,227)     1,281,690    1,298,290    (16,600)
     (20)  Goodwill Impairment                                     -            -          -        116,988            -    116,988
     (21)  General taxes                                     120,014      156,291    (36,277)       638,465      649,898    (11,433)
                                                         -----------  -----------  ---------   ------------  -----------  ---------
     (22)      Total expenses                              2,463,001    2,694,229   (231,228)    10,835,376    9,932,479    902,897
                                                         -----------  -----------  ---------   ------------  -----------  ---------
     (23)Claim Settlement                                    167,937            -    167,937        167,937            -    167,937
     (24)INCOME BEFORE INTEREST
     (25)    AND INCOME TAXES                                503,728      281,742    221,986      1,639,608    2,114,869   (475,261)
                                                         -----------  -----------  ---------   ------------  -----------  ---------
     (26)Net interest charges:
     (27)  Interest expense                                  202,539      205,014     (2,475)       801,184      906,970   (105,786)
     (28)  Capitalized interest                               (8,613)      (5,752)    (2,861)       (31,900)     (24,474)    (7,426)
     (29)  Subsidiaries' preferred stock dividends             5,946       12,248     (6,302)        42,369       75,647    (33,278)
                                                         -----------  -----------  ---------    -----------  -----------  ---------
     (30)      Net interest charges                          199,872      211,510    (11,638)       811,653      958,143   (146,490)
                                                         -----------  -----------  ---------    -----------  -----------  ---------
     (31)Income taxes                                        158,267       43,534    114,733        405,959      524,059   (118,100)
                                                         -----------  ------------ ----------   -----------  -----------  ---------
     (32)Income before discontinued operations
     (33)  and accounting change                             145,589       26,698    118,891        421,996      632,667   (210,671)
     (34)Discontinued Operations                             (36,157)     (84,905)    48,748       (101,379)     (79,863)   (21,516)
     (35)Cumulative effect of accounting change                    -            -          -        102,147            -    102,147
                                                         -----------  ------------ ----------   -----------  -----------  ---------
     (36)NET INCOME                                      $   109,432  $   (58,207) $ 167,639    $   422,764  $   552,804  $(130,040)
                                                         ===========  ===========  =========    ===========  ===========  =========
     (37)
     (38)Basic earnings per common share:
     (39)   Before discontinued operations and
     (40)     accounting change                               $ 0.44       $ 0.09     $ 0.35         $ 1.39       $ 2.16    $ (0.77)
     (41)   Discontinued operations                            (0.11)       (0.29)      0.18          (0.33)       (0.27)     (0.06)
     (42)   Cumulative effect of accounting change                 -            -          -           0.33            -       0.33
                                                         -----------  -----------  ---------    -----------  -----------  ---------
     (43)                                                     $ 0.33      $ (0.20)    $ 0.53         $ 1.39       $ 1.89    $ (0.50)
                                                         ===========  ===========  =========    ===========  ===========  =========
     (44)Weighted average number of basic
     (45)  shares outstanding                                326,856      293,577     33,279        303,582      293,194     10,388
                                                         ===========  ===========  =========    ===========  ===========  =========
     (46)
     (47)Diluted earnings per common share:
     (48)   Before discontinued operations and
     (49)     accounting change                               $ 0.44       $ 0.09     $ 0.35         $ 1.39       $ 2.15    $ (0.76)
     (50)   Discontinued operations                            (0.11)       (0.29)      0.18          (0.33)       (0.27)     (0.06)
     (51)   Cumulative effect of accounting change                 -            -          -           0.33            -       0.33
                                                         -----------  -----------  ---------    -----------  -----------  ---------
     (52)                                                     $ 0.33       $(0.20)    $ 0.53         $ 1.39       $ 1.88    $ (0.49)
                                                         ===========  ===========  =========    ===========  ===========  =========
     (53)Weighted average number of diluted
     (54)  shares outstanding                                328,425      294,277     34,148        304,972      294,421     10,551
                                                         ===========  ===========  =========    ===========  ===========  =========


                                                                 3

                                                                FiIrstEnergy Consolidated Income Segments
                                                                   Three Months Ended December 31, 2003
                                                    -----------------------------------------------------------------------------
                                                     Regulated      Competitive       Other        Reconciling
       (In thousands):                               Services         Services         (c)          Adjustments      Consolidated
       --------------------------------------       -----------     -----------     ----------     ------------      ------------
    (1)REVENUES:
    (2)  Electric Sales                             $ 1,879,443      $  383,636     $        -     $        -        $ 2,263,079
    (3)  Natural Gas                                          -         137,550              -              -            137,550
    (4)  FE Facilities                                        -          84,626              -              -             84,626
    (5)  MYR                                                  -         105,506              -              -            105,506
    (6)  International                                        -               -          3,651              -              3,651
    (7)  Other                                          142,758          26,164         13,711         21,747 (a)        204,380
    (8)  Internal revenues                              297,604         518,890        140,779       (957,273)(b)              -
                                                    -----------      ----------     ----------     ----------        -----------
    (9)     Total revenues                            2,319,805       1,256,372        158,141       (935,526)         2,798,792
                                                    -----------      ----------     ----------     ----------        -----------
   (10)
   (11)EXPENSES:
   (12)  Fuel                                                 -         209,217          3,091              -            212,308
   (13)  Purchased Power                                877,864         353,641              -       (518,890)(b)        712,615
   (14)  Purchased Gas                                        -         133,211              -              -            133,211
   (15)  Other operating expenses                       623,709         366,777        159,878       (399,383)(a)(b)     750,981
   (16)  FE Facilities                                        -          84,215              -              -             84,215
   (17)  MYR                                                  -         113,962              -              -            113,962
   (18)  International                                        -               -         11,151              -             11,151
   (19)  Mark-to-Market Adjustment                            -           5,038            (41)             -              4,997
   (20)  Provision for depreciation and amortization    300,245           8,174         11,128              -            319,547
   (21)  Goodwill Impairment                                  -               -              -              -                  -
   (22)  General taxes                                  107,691          10,147          2,415           (239)           120,014
                                                    -----------      ----------     ----------     -----------       -----------
   (23)     Total expenses                            1,909,509       1,284,382        187,622       (918,512)         2,463,001
                                                    -----------      ----------     ----------     -----------       -----------
   (24)Claim Settlement                                 167,937               -              -              -            167,937
   (25)INCOME BEFORE INTEREST
   (26)  AND INCOME TAXES                               578,233         (28,010)       (29,481)       (17,014)           503,728
                                                    -----------      ----------     -----------    -----------       -----------
   (27)Net interest charges:
   (28)  Interest expense                               125,928          11,591         82,034        (17,014)(b)        202,539
   (29)  Capitalized interest                            (6,814)         (1,568)          (231)             -             (8,613)
   (30)  Subsidiaries' preferred stock dividends          5,946               -              -              -              5,946
                                                    -----------      ----------     ----------     ----------        -----------
   (31)     Net interest charges                        125,060          10,023         81,803        (17,014)           199,872
                                                    -----------      ----------     ----------     ----------        -----------
   (32)Income taxes                                     207,602          (7,732)       (41,603)             -            158,267
                                                    -----------      ----------     ----------     ----------        -----------
   (33)Income before discontinued operations
   (34)  and an accounting change                       245,571         (30,301)       (69,681)             -            145,589
   (35)Discontinued operations                                -          (2,530)       (33,627)             -            (36,157)
   (36)Cumulative effect of an accounting change              -               -              -              -                  -
                                                    -----------      ----------     ----------     ----------        -----------
   (37)NET INCOME                                   $   245,571      $  (32,831)    $ (103,308)    $        -        $   109,432
                                                    ===========      ==========     ==========     ==========        ===========


                                                                   Three Months Ended December 31, 2002
                                                    -----------------------------------------------------------------------------
                                                     Regulated     Competitive       Other         Reconciling
       (In thousands):                               Services       Services          (c)          Adjustments       Consolidated
       --------------------------------------       -----------   -------------     ----------     -----------       ------------
    (1)REVENUES:
    (2)  Electric Sales                             $ 2,083,639      $  342,564     $        -     $       $ -       $ 2,426,203
    (3)  Natural Gas                                          -         147,534              -              -            147,534
    (4)  FE Facilities                                        -          86,686              -              -             86,686
    (5)  MYR                                                  -         114,688              -              -            114,688
    (6)  International                                        -               -         15,872              -             15,872
    (7)  Other                                          106,134          13,593         65,845           (584)(a)        184,988
    (8)  Internal revenues                              259,097         555,998        119,342       (934,437)(b)              -
                                                    -----------      ----------     ----------     ----------        -----------
    (9)     Total revenues                            2,448,870       1,261,063        201,059       (935,021)         2,975,971
                                                    -----------      ----------     ----------     ----------        -----------
   (10)
   (11)EXPENSES:
   (12)  Fuel                                             1,360         179,443              -              -            180,803
   (13)  Purchased Power                                988,959         359,357              -       (555,998)(b)        792,318
   (14)  Purchased Gas                                        -         142,333              -              -            142,333
   (15)  Other operating expenses                       614,218         442,324        113,713       (364,737)(a)(b)     805,518
   (16)  FE Facilities                                        -          86,592              -              -             86,592
   (17)  MYR                                                  -         113,630              -              -            113,630
   (18)  International                                        -               -         42,958              -             42,958
   (19)  Mark-to-Market Adjustment                            -          (9,320)          (668)             -             (9,988)
   (20)  Provision for depreciation
         and amortization                               367,657           8,235          7,882              -            383,774
   (21)  Goodwill Impairment                                  -               -              -              -                  -
   (22)  General taxes                                  147,965           5,733          2,593              -            156,291
                                                    -----------      ----------     -----------    ----------       ------------
   (23)     Total expenses                            2,120,159       1,328,327        166,478       (920,735)         2,694,229
                                                    -----------      ----------     -----------    ----------       ------------
   (24)Claim Settlement                                       -               -              -              -                  -
   (25)INCOME BEFORE INTEREST
   (26)  AND INCOME TAXES                               328,711         (67,264)        34,581        (14,286)           281,742
                                                    -----------      ----------     -----------    ----------       ------------
   (27)Net interest charges:
   (28)  Interest expense                               121,608          12,714         84,978        (14,286)(b)        205,014
   (29)  Capitalized interest                            (3,324)         (1,527)          (901)             -             (5,752)
   (30)  Subsidiaries' preferred stock dividends         12,248               -              -              -             12,248
                                                    -----------      ----------     -----------    ----------       ------------
   (31)     Net interest charges                        130,532          11,187         84,077        (14,286)           211,510
                                                    -----------      ----------     -----------    ----------       ------------
   (32)Income taxes                                      74,731         (35,384)         4,187              -             43,534
                                                    -----------      ----------     -----------    ----------       ------------
   (33)Income before discontinued operations
   (34)  and an accounting change                       123,448         (43,067)       (53,683)             -             26,698
   (35)Discontinued operations                                -           1,196        (86,101)             -            (84,905)
   (36)Cumulative effect of a change in accounting            -               -              -              -                  -
                                                    -----------      ----------     -----------    ----------        -----------
   (37)NET INCOME                                   $   123,448      $  (41,871)    $ (139,784)    $        -        $   (58,207)
                                                    ===========      ==========     ===========    ==========        ===========


                                                                    4

                                                                    FirstEnergy Consolidated Income Segments
                                                                 Three Months Ended December 31, 2003 VS 2002
                                                   -----------------------------------------------------------------------
                                                     Regulated     Competitive      Other      Reconciling
        (In thousands):                              Services        Services        (c)       Adjustments    Consolidated
        ----------------------------------------   -------------   ------------    -------     ------------   ------------
     (1)REVENUES:
     (2)  Electric Sales                             $ (204,196)    $ 41,072     $       -     $      -       $ (163,124)
     (3)  Natural Gas                                         -       (9,984)            -            -           (9,984)
     (4)  FE Facilities                                       -       (2,060)            -            -           (2,060)
     (5)  MYR                                                 -       (9,182)            -            -           (9,182)
     (6)  International                                       -            -       (12,221)           -          (12,221)
     (7)  Other                                          36,624       12,571       (52,134)      22,331 (a)       19,392
     (8)  Internal revenues                              38,507      (37,108)       21,437      (22,836)(b)            -
                                                     ----------     --------     ---------     --------       ----------
     (9)     Total revenues                            (129,065)      (4,691)      (42,918)        (505)        (177,179)
                                                     ----------     --------     ---------     --------       ----------
    (10)
    (11)EXPENSES:
    (12)  Fuel                                           (1,360)      29,774         3,091            -           31,505
    (13)  Purchased Power                              (111,095)      (5,716)            -       37,108 (b)      (79,703)
    (14)  Purchased Gas                                       -       (9,122)            -            -           (9,122)
    (15)  Other operating expenses                        9,491      (75,547)       46,165      (34,646)(a)(b)   (54,537)
    (16)  FE Facilities                                       -       (2,377)            -            -           (2,377)
    (17)  MYR                                                 -          332             -            -              332
    (18)  International                                       -            -       (31,807)           -          (31,807)
    (19)  Mark-to-Market Adjustment                           -       14,358           627            -           14,985
    (20)  Provision for depreciation and amortization   (67,412)         (61)        3,246            -          (64,227)
    (21)  Goodwill Impairment                                 -            -             -            -                -
    (22)  General taxes                                 (40,274)       4,414          (178)        (239)         (36,277)
                                                     ----------     --------     ---------     --------       ----------
    (23)      Total expenses                           (210,650)     (43,945)       21,144        2,223         (231,228)
                                                     ----------     --------     ---------     --------       ----------
    (24)NRG Settlement                                  167,937            -             -            -          167,937
    (25)INCOME BEFORE INTEREST
    (26)    AND INCOME TAXES                            249,522       39,254       (64,062)      (2,728)         221,986
                                                     ----------     --------     ----------    --------       ----------
    (27)Net interest charges:
    (28)  Interest expense                                4,320       (1,123)       (2,944)      (2,728)(b)       (2,475)
    (29)  Capitalized interest                           (3,490)         (41)          670            -           (2,861)
    (30)  Subsidiaries' preferred stock dividends        (6,302)           -             -            -           (6,302)
                                                     ----------     --------     ---------     --------       ----------
    (31)      Net interest charges                       (5,472)      (1,164)       (2,274)      (2,728)         (11,638)
                                                     ----------     --------     ---------     --------       ----------
    (32)Income taxes                                    132,871       27,652       (45,790)           -          114,733
                                                     ----------     --------     ---------     --------       ----------
    (33)Income before discontinued operations
    (34)  and an accounting change                      122,123       12,766       (15,998)           -          118,891
    (35)Discontinued operations                               -       (3,726)       52,474            -           48,748
    (36)Cumulative effect of a change in accounting           -            -             -            -                -
                                                     ----------     --------     ---------     --------       ----------
    (37)NET INCOME                                   $  122,123     $  9,040     $  36,476     $      -       $  167,639
                                                     ==========     ========     =========     ========       ==========


        Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting.
        (a) Principally fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes.
        (b) Elimination of intersegment transactions.
        (c) "Other" segment primarily consists of corporate support services and international businesses.


                                                                 5

                                              FirstEnergy Statistical Summary

---------------------------------------------------------------------------------------------------------------------
                                       FirstEnergy Combined Electric Sales Statistics
---------------------------------------------------------------------------------------------------------------------
                                               Three Months Ended December 31,       Twelve Months Ended December 31,
                                              --------------------------------       --------------------------------
                                                2003       2002      Change            2003        2002      Change
                                              -------    -------    --------          -------     ------     ------
                                                  (In Millions)                         (In Millions)
    ELECTRIC GENERATION SALES (KWHs):
      Retail -
        Regulated                              19,232      21,131      -9.0%           82,407      88,786     -7.2%
        Unregulated                             3,629       2,914      24.5%           14,230       9,300     53.0%
                                              -------      ------   -------           -------     -------    -----
      Total Retail                             22,861      24,045      -4.9%           96,637      98,086     -1.5%
      Wholesale                                 9,677      11,087     -12.7%           42,062      30,007     40.2%
                                              -------      ------   -------           -------     -------    -----
         Total Electric Generation Sales       32,538      35,132      -7.4%          138,699     128,093      8.3%
                                              =======      ======   =======           =======     =======    =====

    ELECTRIC DISTRIBUTION DELIVERIES (KWHs):
      Residential                               8,346       8,744      -4.6%           35,708      35,943     -0.7%
      Commercial                                7,897       7,972      -0.9%           32,962      32,573      1.2%
      Industrial                                8,930       8,885       0.5%           36,159      36,309     -0.4%
      Other                                       140         139       0.7%              564         536      5.2%
                                              -------      ------   -------           -------     -------    -----
         Total Distribution Deliveries         25,313      25,740      -1.7%          105,393     105,361      0.0%
                                              =======      ======   =======           =======     =======    =====

    ELECTRIC SALES SHOPPED (KWHs):
      Residential                               1,712       1,281      33.6%            6,831       5,443     25.5%
      Commercial                                2,104       1,454      44.7%            7,558       4,079     85.3%
      Industrial                                2,265       1,875      20.8%            8,597       7,053     21.9%
                                              -------      ------   -------           -------     -------    -----
         Total Electric Sales Shopped           6,081       4,610      31.9%           22,986      16,575     38.7%
                                              =======      ======    ======           =======     =======    =====

--------------------------------------------------------------------------------------------------------------------
                                                                   At December 31,
                                               -----------------------------------------------------
                                                  2003          % Total         2002        % Total
                                               ------------    ----------   -----------    ---------
    Capitalization ( in thousands):
    ------------------------------------
    Total common  equity                       $ 8,294,199         37%      $ 7,050,661       30%
    Preferred stock *                              335,123          2%          765,261        3%
    Long-term debt - mandatory preferred            18,514          0%                -        0%
    Long-term debt - all other*                 11,524,748         52%       12,573,288       55%
    Short-term debt *                              521,540          2%        1,092,817        5%
    Off-balance sheet debt equivalents:
      - Sale-leaseback arrangements              1,414,541          6%        1,472,906        6%
      - Accounts receivable factoring              200,000          1%          170,000        1%
                                               -----------      -----      ------------    -----
        Total Capitalization                   $22,308,665        100%     $ 23,124,933      100%
                                               ===========      =====      ============    =====

 *  Includes amounts due to be paid within one year, JCP&L securitization of $296 million and $320 million in 2003 and 2002, respectively, and reflects the deconsolidation of Los Amigos debt.

----------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                                 Three Months Ended December 31,             Twelve Months Ended December 31,
                                               ----------------------------------      -----------------------------------------
                                                 2003         2002       Change           2003            2002         Change
                                               ---------   ----------   ---------      -----------    -----------   -----------
                                                    (in thousands)                          (in thousands)
    Financial Statistics ( in thousands):
    ---------------------------------------
    L-T Debt and Preferred Stock Redemptions   $ 759,529   $  76,970    $ 682,559      $ 2,433,071    $ 1,831,037   $    602,034
    Short-term Debt Increase (Decrease)        $ 280,127   $ (60,751)   $ 340,878      $  (566,607)   $   478,520   $ (1,045,127)
    Capital Investments                        $ 274,201   $ 303,109    $ (28,908)     $   854,270    $   997,723   $   (143,453)
    -----------------------------------------------------------------------------      -----------------------------------------


    -----------------------------------------------------------------------------      -----------------------------------------
    Unusual Items: 2003 vs 2002                          Three Months Ended                       Twelve Months Ended
                                                            December 31,                              December 31,
                                               ----------------------------------      --------------------------------------
                                                 2003         2002       Change           2003          2002          Change
                                               ---------   ---------    ---------      ----------     --------      ---------
    Claim Settlement                           $ 167,937                $ 167,937      $ 167,937                    $ 167,937
    Goodwill Impairment *                           -      $       -            -       (116,988)           -        (116,988)
    JCP&L Rate Case Disallowance                 (13,635)          -      (13,635)      (185,241)           -        (185,241)
    Avon Investment Impairment                    (5,287)    (50,000)      44,713         (5,287)     (50,000)         44,713
    Environmental Liability                      (14,500)                 (14,500)       (14,500)                     (14,500)
    TEBSA Investment Impairment                  (25,953)          -      (25,953)       (25,953)           -         (25,953)
    Pantellos Investment Impairment               (5,934)          -       (5,934)        (5,934)           -          (5,934)
    Note Receivable Impairment                         -           -            -        (12,563)           -         (12,563)
    Loss on sale of gas operations unit                -           -            -         (6,200)           -          (6,200)
    Lake Plant Transaction Fees                        -     (17,226)      17,226              -      (17,226)         17,226
    Claims Settlement Reserve                          -     (16,800)      16,800              -      (16,800)         16,800
    Environmental Investment Impairment                -      (7,649)       7,649              -       (7,649)          7,649
    SSAI Severance Costs - 2002                        -           -            -              -      (11,325)         11,325
    Long-term Derivative Contract Adjustment           -           -            -              -      (18,091)         18,091
    Equity Investment - Bankruptcy                     -           -            -              -      (30,371)         30,371
    Telecommunications Investment Writedown            -           -            -              -      (12,610)         12,610
    Generation Project Cancellation                    -           -            -              -      (17,102)         17,102
                                               ---------   ---------    ---------      ---------   ----------       ---------
      Total - Pre-tax Amounts                  $ 102,628   $ (91,675)   $ 194,303      $(204,729)  $ (181,174)      $ (23,555)
                                               =========   =========    =========      =========   ==========       =========

    EPS Effect                                     $0.14      ($0.25)       $0.39         ($0.47)      ($0.43)         ($0.04)
                                               =========   =========    =========      =========   ==========       =========

* Excluding $4.5 million included in Discontinued Operations.

--------------------------------------------------------------------------------------------------------------------------------

                                                             6


                                                  FirstEnergy Statistical Summary

------------------------------------------------------------------------------         -------------------------------
                                                     Three Months Ended                     Twelve Months Ended
                                                          December 31,                          December 31,
                                               -------------------------------         -------------------------------
                                                  2003       2002      Change            2003         2002      Change
                                               ---------   -------   ---------         --------     --------   -------
     NATURAL GAS SALES (Decatherms):                (in thousands)                          (in thousands)
       Retail                                     15,206    23,571      -35.5%           71,156       98,882     -28.0%
       Wholesale                                   9,365     7,938       18.0%           36,303       48,641     -25.4%
                                               ---------   -------   ---------         --------     --------     -----
          Total Natural Gas Sales                 24,571    31,509      -22.0%          107,459      147,523     -27.2%
                                               =========   =======   =========         ========     ========     =====
------------------------------------------------------------------------------         -------------------------------


                                               Three Months Ended December 31,         Twelve Months Ended December 31,
                                               -------------------------------         --------------------------------
                                                  2003       2002      Change            2003        2002       Change
                                               -------------------------------         ----------   ------     -------
     Regulatory Asset Amortization     (in thousands)                                        (in thousands)
     ------------------------------------
     Depreciation and Amortization             $ 226,276   $ 187,538  $ 38,738         $910,349    $785,433   $ 124,916
     Income Tax Amortization                      15,115      15,190       (75)          62,129      56,891       5,238
                                               ---------   ---------  --------         --------    --------   ---------
       Total                                   $ 241,391   $ 202,728  $ 38,663         $972,478    $842,324   $ 130,154
                                               =========   =========  ========         ========    ========   =========

     Regulatory Deferrals
     ------------------------------------
     Ohio Transition Plan
     Beginning Balance                         $ 409,746   $ 221,282                   $259,353    $ 75,406
     Deferral of Shopping Incentives              43,321      28,131  $ 15,190          184,106     137,213   $  46,893
     Deferral of New Regulatory Assets             3,424       9,940    (6,516)          13,032      46,734     (33,702)
                                               ---------   ---------  --------         --------    --------   ---------
     Current period deferrals                     46,745      38,071  $  8,674          197,138     183,947   $  13,191
                                               ---------   ---------  ========         --------    --------   =========
     Ending Balance-Ohio Deferrals             $ 456,491   $ 259,353                   $456,491    $259,353
                                               =========   =========                   ========    ========

     Deferred Energy Costs
     ------------------------------------
     New Jersey
     Beginning Balance                         $ 444,117   $ 481,635                   $548,641    $301,204
     Deferral (recovery) of energy costs          (3,217)     67,006  $(70,223)          57,844      247,437   $(189,593)
     Rate case disallowance                            -           -         -         (165,585)           -    (165,585)
                                               ---------   ---------  --------         --------     --------   ----------
     Current period charge                        (3,217)     67,006  $(70,223)        (107,741)     247,437   $(355,178)
                                               ---------   ---------  ========         --------     --------   ==========
     Ending Balance                            $ 440,900   $ 548,641                   $440,900     $548,641
                                               =========   =========                   ========     ========


     Mark-to-Market Adjustment
     ------------------------------------
     Expenses - Pre-Tax Income Effect:
       Increase (Decrease)                       $ 4,997    $ (9,988) $ 14,985         $ (2,553)   $ (29,668)  $ 27,115

     EPS Effect                                   ($0.01)      $0.02    ($0.03)          ($0.01)       $0.06     ($0.07)
------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                                        At December 31,
                                                        -----------------------------------------------
     Operating Statistics (12 mos. Ending)                   2003                             2002
     -------------------------------------
                                                        ----------------                   ------------
     System Load Factor                                      64.7%                            60.5%
     Capacity Factors:
        Fossil                                               58.3%                            60.2%
        Nuclear                                              64.1%                            74.2%
     Generation Output:
       Fossil                                                  68%                              66%
       Nuclear                                                 32%                              34%

     Weather
     -------
     Composite Heating Days Year-to-Date                    5,748                            5,348
       (Normal - 5552)

     Composite Cooling Days Year-to-Date                      810                            1,119
       (Normal - 886)
--------------------------------------------------------------------------------------------------------

                                                               7


RECENT DEVELOPMENTS


-------------------------------------------------------------------------------


Chairman and Chief Executive Officer Appointments
-------------------------------------------------
On January 20, FirstEnergy's Board of Directors elected Anthony J. Alexander as president and CEO. Mr. Alexander, who previously served as president and chief operating officer, succeeded H. Peter Burg who passed away on January 13, 2004, as CEO. The Board also elected George M. Smart as chairman of the Board and indicated that a search would begin immediately for a chief operating officer. Mr. Smart, who has served on FirstEnergy's Board since 1997, will not hold an executive position with the company.

Davis-Besse Update
------------------
On February 12, the Nuclear Regulatory Commission (NRC) held a public meeting to report their inspection findings on the plant's safety conscious work environment and restart readiness. Also on February 12, the NRC held a second public meeting during which the company requested the NRC's permission to restart the plant.

Ohio Rate Plan Proposal
-----------------------
On February 11, evidentiary hearings commenced before the Public Utilities Commission of Ohio (PUCO) on FirstEnergy's rate stabilization plan proposal for establishing generation rates beginning January 1, 2006 for its Ohio electric operating companies. We expect to receive an Order from the PUCO in early spring.

Rating Agency Actions
---------------------
On December 23, 2003, Standard & Poor's downgraded FirstEnergy Corp.'s senior unsecured debt rating to "BB+", revised the company's business risk profile to 6 from 5, removed all ratings from Creditwatch and assigned a stable outlook.

On February 6, 2004, Moody's Investor's Service downgraded FirstEnergy Corp.'s senior unsecured rating from Baa2, negative outlook to Baa3, stable outlook. As part of this action, Moody's changed the senior secured ratings for JCP&L, Met-Ed and Penelec from A2 to Baa1 with a stable outlook. The existing senior secured ratings of the other operating companies were confirmed (OE and Penn
Power: Baa1, CEI and TE: Baa2).

Non-Core Asset Sales
--------------------
In February 2004, FirstEnergy announced the completion of the sales of its remaining international assets acquired as part of its November 2001 merger with the former GPU, Inc. and the sale of its NRG Energy, Inc. claim. The international sales included Avon Energy Partners Holdings and generation assets in Bolivia and Colombia. The company also announced completion of the sale of Ancoma, Inc., a mechanical contracting company based in Rochester, NY. The net gain from these transactions increased fourth quarter 2003 net income by $32 million, or $0.10 per common share.

Pennsylvania Public Utility Commission (PaPUC) Reliability Investigation
------------------------------------------------------------------------
On January 16, the PaPUC initiated a formal investigation into Med-Ed, Penelec and Penn Power's distribution reliability metrics to determine whether actual performance is meeting the reliability standards established by the commission as part of the restructuring of electric generation in the state. The formal investigation will be assigned to a PaPUC administrative law judge (ALJ) for hearings and to collect evidence. A ruling by the ALJ is expected by September 30, 2004, to support a final Commission order expected by December 16, 2004.

This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions, availability and cost of capital, inability of the Davis-Besse Nuclear Power Station to restart (including because of any inability to obtain a favorable final determination from the Nuclear Regulatory Commission) in early 2004, inability to accomplish or realize anticipated benefits of strategic goals, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage, a denial of or material change to the Company's Application related to its Rate Stabilization Plan, and other similar factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, including its annual report on Form 10-K (as amended) for the year ended December 31, 2002, its Form 10-Q for the quarter ended September 30, 2003 and under "Risk Factors" in the Prospectus Supplement dated September 12, 2003 to the Prospectus dated August 29, 2003 (which was part of the Registration Statement-SEC File No. 333-103865) and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.